Exhibit 3.816
CORP ID # 0516454002
FILED
10:17 am
JAN 13 2000
Effective
ELAINE F. MARSHALL
SECRETARY OF STATE
NORTH CAROLINA
State of North Carolina
Department of the Secretary of State
Limited Liability Company
ARTICLES OF ORGANIZATION
Pursuant to Section 57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.
1.	The name of the limited liability company is: Republic Services of North Carolina, LLC
2.	The latest date on which the limited liability company is to dissolve is:
3.	The name and address of each organizer executing these articles of organization is as follows: See 1 in Addendum

4.	The street address and county of the initial registered office of the limited liability company is:

Number and Street 225 Hillsborough Street

City, State, Zip Code Raleigh, North Carolina 27603 County Wake

5.	The mailing address if different from the street address of the initial registered office is:

N/A

6.	The name of the initial registered agent is: C T CORPORATION SYSTEM

7.	Check one of the following:

☑	(i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

☐	(ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

8.	Any other provisions which the limited liability company elects to include are attached.

9.	These articles will be effective upon filing, unless a date and/or time is specified:
This the 10th day of January, 1900.

/s/ David A. Barclay	/s/ Matthew D. Katz

Signature	Signature

ORGANIZER	ORGANIZER

David A. Barclay, Authorized Person	Matthew D. Katz, Authorized Person

Type or Print Name and Title	Type or Print Name and Title
NOTES:
Filing fee is $125. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.

CORPORATIONS DIVISION	300 N. SALISBURY STREET	RALEIGH, NC 27603-5909
(NC049 — 8/24/98)

Addendum
1.	David A. Barclay, Authorized Person 110 S.E. 6th Street, 28th Floor Ft. Lauderdale, FL 33301

Matthew D. Katz, Authorized Person 110 S.E. 6th Street, 28th Floor Ft. Lauderdale, FL 33301